UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2008

PATIENT SAFETY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-09727	13-3419202
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

43460 Ridge Park Dr., Suite 140	92590
Temecula, California
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (951) 587-6201

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01      Entry Into a Material Definitive Agreement

On May 27, 2008, Patient Safety Technologies, Inc. (the “Company”) sold 1,987,936 shares of its common stock (“Common Stock”) at $1.25 price per share (for a total of $2,484,920) and issued five-year warrants to purchase 1,192,761 shares of Common Stock (the “Warrants”) at an exercise price of $1.40 per share, pursuant to a Securities Purchase Agreement (the “Agreement”) entered into with several accredited investors (the “Investors”). The Investors paid $2,058,750 in cash and agreed to extinguish $426,170 in existing debt owed to them by the Company. Pursuant to the terms of the Agreement, the Company may sell up to an aggregate of $4,000,000 in common stock and warrants under the Agreement by no later than June 19, 2008.

Mr. Wenchen Lin was granted the right to nominate one individual for appointment to the Company’s Board of Directors, subject to approval of the Company’s Board of Directors, which approval shall not be unreasonably withheld, and subject to certain further terms and conditions set forth in the Agreement. A nominee has not yet been identified to the Company.

The Company also entered into a Registration Rights Agreement with the investors in the offering, pursuant to which the Company agreed to provide customary registration rights, including “piggy back” and demand registration rights covering the shares issued under the Agreement and the shares issuable upon exercise of the Warrants.

The financing was completed through a private placement to one or more accredited investors and was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and Rule 506 thereunder. The shares of Common Stock, the Warrants and the shares issuable upon exercise of the Warrants have not yet been registered under the Securities Act or any state securities laws. Unless so registered, such securities may not be offered or sold absent an exemption from, or in a transaction not subject to, the registration requirement of the Securities Act and any applicable state securities laws.

The press release announcing the transaction is filed as an exhibit hereto.

The foregoing description of the transaction and material agreements is only a summary, does not purport to be complete and is qualified in its entirety by reference to the definitive transaction documents which are filed as exhibits hereto.

Item 3.02.       Unregistered Sales of Equity Securities

The information called for by this item is contained in Item 1.01 above, which is incorporated herein by reference.

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information called for by this item is contained in Item 1.01 above, which is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits

(d)	Exhibits

	99.1	Securities Purchase Agreement
	99.2	Registration Rights Agreement
	99.3	Form of Warrant
	99.4	Press Release, dated May 29, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patient Safety Technologies, Inc.

Date: June 2, 2008	By:	/s/ William B. Horne
Name: William B. Horne
Title: Chief Financial Officer